Exhibit 99.1

Western Alliance Reports Results for the Third Quarter 2009

LAS VEGAS--(BUSINESS WIRE)--October 26, 2009--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter 2009.

Third Quarter 2009 Highlights:

  Record organic growth in customer deposits of $388 million during the quarter to $4.73 billion
  Record customer funds (sum of deposits and customer repurchase agreements) of $5.00 billion, including organic growth of $352 million during the quarter
  Regulatory capital of $669 million and a Total Risk-Based Capital ratio of 14.7 percent, well above the percentage considered “well capitalized” by federal banking standards
  Record liquidity of $795 million held in cash and due from banks
  Net revenue (sum of net interest income and non-interest income, excluding securities activities and losses on the sale of assets) of $57.1 million, down 1.5% from $58.0 million in the second quarter 2009 and down 0.3% from $57.3 million for the third quarter 2008
  Interest margin of 3.69% during the quarter, including 42 basis point effect from record cash position, compared to 4.17% in second quarter 2009 and 4.36% in third quarter 2008
  Incurred a net loss of $23.9 million in the third quarter 2009, compared to $14.1 million net loss in the second quarter 2009 and $94.7 million net loss in the third quarter 2008
  Diluted net loss per common share of $0.37

Financial Performance

Western Alliance Bancorporation reported a net loss of $23.9 million in the third quarter 2009, including a reserve build of $20.0 million, net losses on the sale of assets of $7.3 million, and net gains from securities activities of $5.0 million. The net loss on asset sales includes $3.4 million in write downs on four bank-owned premises. These bank-owned premises are being consolidated into other branch facilities as part of the Company’s efficiency improvement plan. The net gain from securities was primarily from sales of some adjustable rate preferred stock, which had been previously impaired.

Total loans declined $61 million to $3.97 billion at September 30, 2009 from $4.03 billion on June 30, 2009 and increased $21 million from $3.95 billion at September 30, 2008.

Customer funds increased $344 million to $5.00 billion at September 30, 2009 from June 30, 2009, comprised of a $380 million increase in deposits and a $36 million decrease in customer repurchase agreements. From September 30, 2008, customer funds increased $1.25 billion, comprised of a $1.28 billion increase in deposits and a $31 million decrease in customer repurchase agreements. Non-interest bearing title company deposits declined $33 million to $105 million during the 12 months ended September 30, 2009 and decreased $3 million from June 30, 2009.

Robert Sarver, Chairman and Chief Executive Officer of Western Alliance, remarked, “We continue to see the impact of the recession in our particularly hard hit markets on our performance. While non-performing assets continue to rise due to falling collateral values, we have increased our reserve build by $20 million, are consolidating bank branches where appropriate, and begun to execute strategic cost reduction programs. We are in process of merging four of our 41 offices into nearby facilities, as well as centralizing other operations. These efficiency improvements should be visible in the first quarter of 2010.

“These actions, coupled with the franchise value we are creating from our continued exceptional growth in deposits, which are up over $1 billion year to date, should better position the company for strong performance once economic conditions improve.”

Income Statement

Net interest income decreased 1.8 percent to $49.0 million in the third quarter 2009 from $49.9 million in the third quarter 2008. The net interest margin in the third quarter 2009 was 3.69 percent compared to 4.17 percent in the second quarter 2009 and 4.36 percent in the third quarter 2008. The decrease in the interest margin was largely due to increases in our record liquidity position. The effect of our short term investments, primarily balances on deposit at the Federal Reserve, has reduced our margin by approximately 42 basis points.

The provision for loan losses was $50.8 million for the third quarter 2009 compared to $37.6 million for the second quarter 2009 and $14.7 million for the third quarter 2008. Nonaccrual loans and repossessed assets were $239.1 million or 4.10 percent of total assets at September 30, 2009, compared with $158.5 million or 2.78 percent of total assets at June 30, 2009 and $40.6 million or 0.78 percent of total assets at September 30, 2008. Net loan charge-offs in the third quarter 2009 were $30.7 million or 3.05 percent of average loans (annualized), compared to net charge-offs of $30.6 million or 3.00 percent of average loans (annualized) for the second quarter 2009 and $16.3 million or 1.65 percent of average loans (annualized) for the third quarter 2008. Loans past due 90 days and still accruing totaled $2.5 million at quarter end, down from $36.1 million at June 30, 2009 and up from $0.7 million at September 30, 2008. Loans past due 30-89 days totaled $44.0 million at quarter end, down from $75.5 million at June 30, 2009 and up from $35.0 million at September 30, 2008.

Non-interest income, excluding increases in fair value of financial instruments measured at fair value and net losses on the sale of repossessed assets, was $8.1 million for the third quarter 2009, up 9.8 percent from $7.4 million for the same period in 2008. For the second quarter 2009, non-interest income was $7.2 million.

Net revenue (sum of net interest income and non-interest income, excluding securities impairment charges, net mark-to-market gains and net gains/losses on the sale of repossessed assets) was $57.1 million for the third quarter 2009, down 0.3 percent from $57.3 million for the third quarter 2008. For the second quarter 2009, net revenue was $58.0 million.

Non-interest expense (excluding goodwill impairment charges) was $44.8 million for the third quarter 2009, up $4.2 from $40.6 million for the same period in 2008. For the second quarter 2009, non-interest expense was $48.6 million. The Company had 1,023 full-time equivalent employees at September 30, 2009, compared to 1,076 at June 30, 2009 and 1,017 one year ago.

The net loss increased $9.8 million to $23.9 million for the third quarter 2009 compared to a $14.1 million net loss for the second quarter 2009. Diluted loss per share was $0.37 compared with a $0.31 diluted loss per share for the second quarter 2009. Average diluted shares increased 34.7 percent to 71.7 million for the third quarter 2009 compared to 53.3 million for the second quarter primarily due to the common equity offering completed in May 2009.

Balance Sheet

Gross loans totaled $3.97 billion at September 30, 2009, a decrease of 1.5 percent from June 30, 2009 and an increase of 0.5 percent from $3.95 billion at September 30, 2008. At September 30, 2009 the allowance for loan losses was 2.62 percent of gross loans up from 2.09 percent at June 30, 2009 and 1.45 percent at September 30, 2008.

Customer funds totaled $5.00 billion at September 30, 2009, an increase of $344 million or 7.4 percent from June 30, 2009 and an increase of $1.25 billion or 33.4 percent from $3.74 billion at September 30, 2008.

Non-interest bearing deposits comprised 24.4 percent of total deposits at September 30, 2009. As of September 30, 2009, non-interest bearing deposits from title companies were 2.3 percent of total deposits, compared to 2.5 percent at June 30, 2009, and 4.0 percent at September 30, 2008.

At September 30, 2009 the Company’s loans were 79.4 percent of customer funds, compared to 105.4 percent one year earlier and 86.6 percent at June 30, 2009. Wholesale borrowings, including non-relationship brokered deposits, totaled $201 million at September 30, 2009, down $771 million from $972 million one year earlier, and down $196 million from $397 million at June 30, 2009.

Stockholders’ equity increased $125 million from September 30, 2008 and decreased $19 million from June 30, 2009 to $603 million at September 30, 2009. Our accumulated other comprehensive income increased to $6.0 million at September 30, 2009, compared to $0.9 million at June 30, 2009 due mainly to the recovery of market values of certain trust preferred securities. At September 30, 2009 tangible common equity was 7.3 percent of tangible assets and total risk-based capital was 14.7 percent of risk-weighted assets.

Total assets increased 11.5 percent to $5.83 billion at September 30, 2009 from $5.23 billion at September 30, 2008.

Operating Unit Highlights

Our Nevada banking operations, which are comprised of Bank of Nevada and First Independent Bank of Nevada, reported that loans declined $85 million during the third quarter and declined $145 million during the last 12 months to $2.49 billion at September 30, 2009. Customer funds increased $239 million and $565 million to $2.96 billion during the same periods, respectively. Net loss for our Nevada banks was $23.8 million during the third quarter 2009, compared with a net loss of $90.9 million during the third quarter 2008, including a $79.2 million goodwill impairment charge.

Our California banking operations, which are comprised of Torrey Pines Bank and Alta Alliance Bank, reported that loans declined $5 million during the third quarter 2009 and increased $56 million during the last 12 months to $768 million. Customer funds increased $44 million and $439 million to $1.12 billion during the same periods, respectively. Net income for our California banks was $0.3 million during the third quarter 2009 compared with a net loss of $2.9 million during the third quarter 2008.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported loan growth of $19 million during the third quarter 2009 and an increase of $85 million during the last 12 months to $708 million. Customer funds increased $60 million and $232 million to $928 million during the same periods, respectively. Net loss for our Arizona banks was $1.1 million during the third quarter 2009 compared with a net loss of $1.7 million during the third quarter 2008.

Our Asset Management business line, which includes Miller/Russell and Associates, Shine Investments Advisory Services and Premier Trust, had assets under management of $1.68 billion at September 30, 2009, down 14.7 percent from $1.97 billion at September 30, 2008. Assets under administration by the three entities decreased 12.0 percent from $2.16 billion at September 30, 2008 to $1.90 billion at September 30, 2009. Net loss for the Asset Management segment for the quarter ended September 30, 2009 was $0.4 million, including a goodwill impairment charge at Miller/Russell and Associates of $0.6 million.

Our affinity credit card business line, PartnersFirst, has customer receivables of $47 million, an increase of $24 million since September 30, 2008. Pretax losses incurred by PartnersFirst for the quarter ended September 30, 2009 were $3.2 million.

Attached to this press release is summarized financial information for the quarter ended September 30, 2009.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its third quarter 2009 financial results at 10:30 a.m. ET on Monday, October 26, 2009. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET October 26 until 9 a.m. ET by dialing 1-877-344-7529 using the pass code 434903.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2009	2008	Change %	2009	2008	Change %

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,831.3	$5,229.0	11.5%
Gross loans, including net deferred fees	3,968.0	3,947.2	0.5
Securities and money market investments	727.8	622.0	17.0
Federal funds sold and other	5.0	35.1	(85.8)
Customer funds	4,996.3	3,744.4	33.4
Borrowings and brokered deposits	99.4	865.1	(88.5)
Junior subordinated and subordinated debt	101.9	106.7	(4.5)
Stockholders' equity	602.9	477.9	26.2

Selected Income Statement Data:
($ in thousands)
Interest income	$67,746	$74,025	(8.5)%	$208,210	$223,503	(6.8)%
Interest expense	18,776	24,163	(22.3)	57,709	78,777	(26.7)
Net interest income	48,970	49,862	(1.8)	150,501	144,726	4.0
Provision for loan losses	50,750	14,716	244.9	108,307	35,927	201.5
Net interest income after provision for loan losses	(1,780)	35,146	(105.1)	42,194	108,799	(61.2)
Securities gains (losses) and other valuation changes	5,019	(27,350)	(118.4)	(20,694)	(30,338)	(31.8)
Net gain (loss) on sale of repossessed assets and bank premises	(7,283)	(32)	22,659.4	(16,193)	321	(5,144.5)
Other noninterest income	8,142	7,412	9.8	22,167	22,429	(1.2)
Noninterest expense	45,428	119,924	(62.1)	182,540	197,119	(7.4)
Income (loss) before income taxes	(41,330)	(104,748)	(60.5)	(155,066)	(95,908)	61.7
Income tax expense (benefit)	(17,415)	(10,040)	73.5	(30,572)	(7,757)	294.1
Net income (loss)	$(23,915)	$(94,708)	(74.7)	$(124,494)	$(88,151)	41.2
Intangible asset amortization expense, net of tax	$614	$598	2.7	$1,843	$1,706	8.0
Diluted net income (loss) per common share	$(0.37)	$(2.84)	(87.0)	$(2.42)	$(2.86)	(15.4)

Common Share Data:
Diluted net income (loss) per common share	$(0.37)	$(2.84)	(87.0)%	$(2.42)	$(2.86)	(15.4)%
Book value per common share	6.56	12.41	(47.1)
Tangible book value per share (net of tax)	5.94	8.44	(29.6)
Average shares outstanding (in thousands):
Basic	71,697	33,299	115.3	54,471	30,867	76.5
Diluted	71,697	33,299	115.3	54,471	30,867	76.5
Common shares outstanding	72,489	38,499	88.3

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the Three Months			For the Nine Months
	Ended Sept. 30,			Ended Sept. 30,
	2009	2008	Change %	2009	2008	Change %

Selected Performance Ratios:
Return on average assets (1)	(1.63)%	(7.23)%	(77.5)%	(3.03)%	(2.27)%	33.5%
Cash return on average tangible assets (1)(2)	(1.60)	(7.43)	(78.5)	(3.02)	(2.31)	30.7
Return on average stockholders' equity (1)	(14.78)	(71.63)	(79.4)	(30.16)	(23.06)	30.8
Cash return on average tangible stockholders' equity (1)(2)	(15.83)	(104.79)	(84.9)	(33.23)	(33.79)	(1.7)
Net interest margin (1)	3.69	4.36	(15.4)	4.07	4.27	(4.7)
Net interest spread	3.26	3.87	(15.8)	3.63	3.71	(2.2)
Efficiency ratio - tax equivalent basis	78.34	70.45	11.2	78.94	69.95	12.9
Loan to deposit ratio	83.50	112.49	(25.8)

Capital Ratios:
Tangible equity	9.5%	6.3%	50.8%
Tangible common equity	7.3	6.3	15.9
Tier 1 Leverage ratio	9.6	8.3	15.7
Tier 1 Risk Based Capital	12.1	8.9	36.0
Total Risk Based Capital	14.7	11.4	28.9

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	3.05%	1.65%	84.8%	2.60%	0.98%	165.3%
Nonaccrual loans to gross loans	4.19	0.71	490.1
Nonaccrual loans and repossessed assets to total assets	4.10	0.78	425.6
Loans past due 90 days and still accruing to total loans	0.06	0.02	200.0
Allowance for loan losses to gross loans	2.62	1.45	80.7
Allowance for loan losses to nonaccrual loans	62.65	204.58	(69.4)
===================================================
(1) Annualized for the three and nine-month periods ended September 30, 2009 and 2008.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited	Three Months Ended		Nine Months Ended
	September 30,		September 30,
($ in thousands, except per share data)	2009	2008	2009	2008
Interest income on:
Loans, including fees	$61,046	$64,977	$187,567	$193,498
Securities	6,225	8,968	19,939	29,730
Federal funds sold and other	475	80	704	275
Total interest income	67,746	74,025	208,210	223,503
Interest expense on:
Deposits	15,678	16,844	46,817	53,566
Borrowings	1,841	5,677	7,174	19,841
Junior subordinated and subordinated debt	1,257	1,642	3,718	5,370
Total interest expense	18,776	24,163	57,709	78,777
Net interest income	48,970	49,862	150,501	144,726
Provision for loan losses	50,750	14,716	108,307	35,927
Net interest income after provision for loan losses	(1,780)	35,146	42,194	108,799
Mark-to-market gains (losses), net	6,063	5,338	21,342	7,630
Securities impairment charges	(1,044)	(32,688)	(42,036)	(37,968)
Net loss on repossessed assets and bank premises	(7,283)	(32)	(16,193)	321
Other income:
Trust and investment advisory services	2,369	2,668	6,967	8,199
Service charges	2,212	1,586	5,874	4,424
Bank owned life insurance	574	593	1,523	1,966
Other	2,987	2,565	7,803	7,840
	8,142	7,412	22,167	22,429
Other expense:
Compensation	24,488	21,812	73,839	65,263
Occupancy	5,428	5,280	15,953	15,487
Customer service	2,827	910	8,777	3,223
Intangible amortization	945	920	2,835	2,624
Goodwill impairment	576	79,242	45,576	79,242
Other	11,164	11,760	35,560	31,280
	45,428	119,924	182,540	197,119

Income (loss) before income taxes	(41,330)	(104,748)	(155,066)	(95,908)

Income tax expense (benefit)	(17,415)	(10,040)	(30,572)	(7,757)

Net income (loss)	$(23,915)	$(94,708)	$(124,494)	$(88,151)

Preferred stock dividends	$1,750	-	5,250	-
Accretion on preferred stock discount	689	-	2,045	-

Net income (loss) available to common stockholders	$(26,354)	$(94,708)	$(131,789)	$(88,151)

Diluted earnings (loss) per share	$(0.37)	$(2.84)	$(2.42)	$(2.86)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited
	Quarter Ended
($ in thousands, except per share data)	Sept. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008
Interest income on:
Loans, including fees	$61,046	$63,268	$63,253	$64,030	$64,977
Securities	6,225	6,822	6,892	8,011	8,968
Federal funds sold and other	475	206	23	47	80
Total interest income	67,746	70,296	70,168	72,088	74,025
Interest expense on:
Deposits	15,678	16,026	15,113	15,185	16,183
Borrowings	1,841	2,271	3,062	4,834	6,338
Junior subordinated and subordinated debt	1,257	1,198	1,263	1,887	1,642
Total interest expense	18,776	19,495	19,438	21,906	24,163
Net interest income	48,970	50,801	50,730	50,182	49,862
Provision for loan losses	50,750	37,573	19,984	32,262	14,716
Net interest income after provision for loan losses	(1,780)	13,228	30,746	17,920	35,146
Mark-to-market gains (losses), net	6,063	11,264	4,015	3,314	5,251
Securities impairment charges	(1,044)	(2,587)	(38,405)	(118,864)	(32,688)
Net loss on repossessed assets and bank premises	(7,283)	(3,974)	(4,936)	(1,000)	(32)
Other income:
Trust and other fees	2,369	2,361	2,237	2,290	2,668
Service charges	2,212	1,980	1,682	1,711	1,586
Bank owned life insurance	574	435	514	673	593
Other	2,987	2,392	2,424	2,469	2,601
	8,142	7,168	6,857	7,143	7,448
Other expense:
Compensation	24,488	24,527	24,824	23,086	21,812
Occupancy	5,428	5,254	5,271	5,404	5,280
Customer service	2,827	3,465	2,485	934	910
Intangible amortization	945	945	945	1,007	920
Goodwill impairment	576	-	45,000	59,603	79,242
Other	11,164	14,425	9,971	13,197	11,709
	45,428	48,616	88,496	103,231	119,873

Income (loss) before income taxes	(41,330)	(23,517)	(90,219)	(194,718)	(104,748)

Income tax expense (benefit)	(17,415)	(9,380)	(3,777)	(46,409)	(10,040)

Net income (loss)	$(23,915)	$(14,137)	$(86,442)	$(148,309)	$(94,708)

Preferred stock dividends	1,750	1,750	1,750	778	-
Accretion on preferred stock discount	689	674	682	303	-

Net income (loss) available to common stockholders	$(26,354)	$(16,561)	$(88,874)	$(149,390)	$(94,708)

Diluted earnings (loss) per share	$(0.37)	$(0.31)	$(2.33)	$(3.94)	$(2.84)

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
($ in millions)	2009	2009	2009	2008	2008
Assets
Cash and due from banks	$752.9	$548.6	$224.3	$136.8	$137.8
Federal funds sold and other	5.0	20.3	3.3	3.2	35.1
Cash and cash equivalents	757.9	568.9	227.6	140.0	172.9

Securities and money market investments	727.8	725.7	583.6	565.4	622.0
Gross loans, including net deferred loan fees:
Construction and land development	685.2	727.4	793.5	820.9	804.9
Commercial real estate	1,925.7	1,866.0	1,827.3	1,763.4	1,673.9
Residential real estate	600.4	595.0	586.5	589.2	571.9
Commercial	687.7	768.9	806.8	860.3	842.8
Consumer	77.3	80.5	71.2	71.1	62.0
Net deferred fees	(8.3)	(8.9)	(9.5)	(9.2)	(8.3)
	3,968.0	4,028.9	4,075.8	4,095.7	3,947.2
Less: Allowance for loan losses	(104.2)	(84.1)	(77.2)	(74.8)	(57.1)
Loans, net	3,863.8	3,944.8	3,998.6	4,020.9	3,890.1

Premises and equipment, net	128.6	136.7	138.1	140.9	142.9
Bank owned life insurance	91.8	91.3	90.8	90.7	90.0
Goodwill and other intangibles	51.6	53.1	54.1	100.0	160.6
Other assets	209.8	181.0	174.5	184.9	150.5
Total assets	$5,831.3	$5,701.5	$5,267.3	$5,242.8	$5,229.0

Liabilities and Stockholders' Equity
Liabilities
Noninterest bearing demand deposits	$1,154.8	$1,108.6	$1,039.2	$1,010.6	$985.0
Interest bearing deposits:
Demand	339.4	296.3	260.6	253.5	237.4
Savings and money market	1,802.5	1,704.2	1,579.0	1,342.8	1,377.8
Time, $100 and over	875.0	714.7	642.0	647.4	590.4
Other time	560.5	528.4	500.7	338.1	258.4
	4,732.2	4,352.2	4,021.5	3,592.4	3,449.0
Customer repurchase agreements	264.1	300.4	272.3	321.0	295.4
Total customer funds	4,996.3	4,652.6	4,293.8	3,913.4	3,744.4
Wholesale brokered deposits	20.0	40.0	40.0	60.0	60.0
Borrowings	79.4	254.4	370.8	637.1	805.1
Junior subordinated and subordinated debt	101.9	102.3	102.8	103.0	106.7
Accrued interest payable and other liabilities	30.8	30.6	32.9	33.8	34.9
Total liabilities	5,228.4	5,079.9	4,840.3	4,747.3	4,751.1
Stockholders' Equity
Common stock and additional paid-in capital	681.9	680.1	486.2	484.2	466.0
Preferred Stock	127.2	126.6	125.9	125.2	-
Retained earnings (deficit)	(212.2)	(186.0)	(169.4)	(85.4)	64.0
Accumulated other comprehensive loss	6.0	0.9	(15.7)	(28.5)	(52.1)
Total stockholders' equity	602.9	621.6	427.0	495.5	477.9
Total liabilities and stockholders' equity	$5,831.3	$5,701.5	$5,267.3	$5,242.8	$5,229.0

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sept. 30,
($ in thousands)	2009	2009	2009	2008	2008

Balance, beginning of period	$84,143	$77,184	$74,827	$57,097	$58,688
Provisions charged to operating expenses	50,750	37,573	19,984	32,262	14,716
Recoveries of loans previously charged-off:
Construction and land development	608	212	-	28	4
Commercial real estate	139	-	-	3	-
Residential real estate	11	143	51	12	31
Commercial and industrial	442	501	370	131	115
Consumer	6	42	29	13	12
Total recoveries	1,206	898	450	187	162
Loans charged-off:
Construction and land development	13,717	10,381	1,850	2,197	10,113
Commercial real estate	3,125	6,310	1,117	1,364	1,366
Residential real estate	5,619	6,427	6,127	3,387	758
Commercial and industrial	8,329	7,355	7,965	6,975	4,173
Consumer	1,128	1,039	1,018	796	59
Total charged-off	31,918	31,512	18,077	14,719	16,469
Net charge-offs	30,712	30,614	17,627	14,532	16,307
Balance, end of period	$104,181	$84,143	$77,184	$74,827	$57,097

Net charge-offs (annualized) to average loans outstanding	3.05%	3.00%	1.72%	1.45%	1.66%
Allowance for loan losses to gross loans	2.62	2.09	1.89	1.83	1.45
Nonaccrual loans	$166,286	$116,377	$98,653	$58,302	$27,909
Repossessed assets	72,807	42,137	15,455	14,545	12,681
Loans past due 90 days, still accruing	2,538	36,060	53,239	11,515	686
Loans past due 30 to 89 days, still accruing	43,980	75,480	53,123	45,193	34,990

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2009			2008

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$600.8	$5,781	3.91%	$611.5	$8,355	5.74%
Federal funds sold & other	35.6	475	5.29%	15.8	80	2.01%
Loans (1)	4,027.0	61,046	6.01%	3,926.0	64,977	6.58%
Short term investments	570.3	334	0.23%	-	-	0.00%
Restricted stock	41.1	110	1.06%	40.9	613	5.96%
Total earnings assets	5,274.8	67,746	5.11%	4,594.2	74,025	6.45%
Non-earning Assets
Cash and due from banks	220.0			118.2
Allowance for loan losses	(89.5)			(60.4)
Bank owned life insurance	91.4			89.6
Other assets	336.9			467.9
Total assets	$5,833.6			$5,209.5
Interest-bearing liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$326.9	$928	1.13%	$252.9	$969	1.52%
Savings and money market	1,777.4	6,700	1.50%	1,538.7	8,666	2.24%
Time deposits	1,343.5	8,050	2.38%	792.9	6,548	3.29%
	3,447.8	15,678	1.80%	2,584.5	16,183	2.49%
Borrowings	467.8	1,841	1.56%	1,020.5	6,338	2.47%
Junior subordinated and subordinated debt	102.3	1,257	4.87%	114.2	1,642	5.72%
Total interest-bearing liabilities	4,017.9	18,776	1.85%	3,719.2	24,163	2.58%
Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,141.3			943.3
Other liabilities	32.4			21.0
Stockholders’ equity	642.0			526.0
Total liabilities and stockholders' equity	$5,833.6			$5,209.5
Net interest income and margin		$48,970	3.69%		$49,862	4.36%
Net interest spread			3.26%			3.87%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $141 and $470 for the third quarter ended 2009 and 2008, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Sept. 30, 2009:
Assets	$3,457.1	$1,217.5	$1,024.9	$19.3	$47.4	$118.6	$(53.5)	$5,831.3
Gross loans and deferred fees	2,488.8	767.9	707.6	-	46.7	-	(43.0)	3,968.0
Less: Allowance for loan losses	(74.9)	(9.4)	(16.6)	-	(3.3)	-	-	(104.2)
Net loans	2,413.9	758.5	691.0	-	43.4	-	(43.0)	3,863.8
Customer deposits	2,772.9	1,089.5	877.4	-	-	-	(7.6)	4,732.2
Stockholders' equity	315.7	125.8	73.6	17.1	(5.2)	81.4	(5.5)	602.9

No. of branches	21	9	11	-	-	-	-	41
No. of FTE	583	182	145	43	29	41	-	1,023

(in thousands)
Three Months Ended Sept. 30, 2009:
Net interest income	$29,918	$10,266	$8,160	$12	$629	$(15)	$-	$48,970
Provision for loan losses	41,931	2,028	4,866	-	1,925	-	-	50,750
Net interest income after provision for loan losses	(12,013)	8,238	3,294	12	(1,296)	(15)	-	(1,780)
Securities gains (losses) and other valuation changes	744	176	66	75	-	1,818	2,140	5,019
Net gain (loss) on sale of repossessed assets	(6,658)	-	(625)	-	-	-	-	(7,283)
Noninterest income, excluding securities and fair value gains (losses)	3,457	897	1,610	2,377	614	388	(1,201)	8,142
Noninterest expense	(23,132)	(8,951)	(6,319)	(2,640)	(2,515)	(3,072)	1,201	(45,428)
Income (loss) before income taxes	(37,602)	360	(1,974)	(176)	(3,197)	(881)	2,140	(41,330)
Income tax expense (benefit)	(13,784)	26	(849)	217	(1,340)	(287)	(1,398)	(17,415)
Net income (loss)	$(23,818)	$334	$(1,125)	$(393)	$(1,857)	$(594)	$3,538	$(23,915)

($ in thousands)
Nine Months Ended Sept. 30, 2009:
Net interest income	$94,186	$31,781	$24,525	$43	$1,459	$(1,493)	$-	$150,501
Provision for loan losses	86,580	4,818	13,081	-	3,828	-	-	108,307
Net interest income after provision for loan losses	7,606	26,963	11,444	43	(2,369)	(1,493)	-	42,194
Securities gains (losses) and other valuation changes	(5,498)	916	270	75	-	825	(17,282)	(20,694)
Net gain (loss) on sale of repossessed assets	(11,748)	-	(4,445)	-	-	-	-	(16,193)
Noninterest income, excluding securities and fair value gains (losses)	9,362	2,552	4,156	6,991	1,307	1,098	(3,299)	22,167
Noninterest expense	(115,812)	(29,661)	(20,669)	(6,953)	(7,829)	(6,918)	5,302	(182,540)
Income (loss) before income taxes	(116,090)	770	(9,244)	156	(8,891)	(6,488)	(15,279)	(155,066)
Income tax expense (benefit)	(25,165)	662	(3,577)	459	(3,726)	(2,426)	3,201	(30,572)
Net income (loss)	$(90,925)	$108	$(5,667)	$(303)	$(5,165)	$(4,062)	$(18,480)	$(124,494)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At Sept. 30, 2008:
Assets	$3,596.2	$917.4	$853.4	$18.8	$24.2	$24.8	$(205.8)	$5,229.0
Gross loans and deferred fees	2,633.6	711.6	622.2	-	22.8	-	(43.0)	3,947.2
Less: Allowance for loan losses	(40.5)	(7.7)	(8.2)	-	(0.7)	-	-	(57.1)
Net loans	2,593.1	703.9	614.0	-	22.1	-	(43.0)	3,890.1
Customer deposits	2,151.0	666.2	654.6	-	-	-	(22.8)	3,449.0
Stockholders' equity	355.0	73.0	58.7	17.1	-	(25.9)	-	477.9

No. of branches	21	9	11	-	-	-	-	41
No. of FTE	597	154	144	46	38	38	-	1,017

($ in thousands)
Three Months Ended Sept. 30, 2008:
Net interest income	$33,069	$10,048	$7,597	$15	$139	$(1,006)	$-	$49,862
Provision for loan losses	11,024	1,427	2,036	-	229	-	-	14,716
Net interest income after provision for loan losses	22,045	8,621	5,561	15	(90)	(1,006)	-	35,146
Securities gains (losses) and other valuation changes	(23,833)	(7,402)	(3,757)	-	-	7,642	-	(27,350)
Net gain (loss) on sale of repossessed assets	(32)	-	-	-	-	-	-	(32)
Noninterest income, excluding securities and fair value gains (losses)	2,883	542	1,510	2,726	295	309	(853)	7,412
Noninterest expense	(98,731)	(6,707)	(6,154)	(2,251)	(4,448)	(2,486)	853	(119,924)
Income (loss) before income taxes	(97,668)	(4,946)	(2,840)	490	(4,243)	4,459	-	(104,748)
Income tax expense (benefit)	(6,769)	(2,090)	(1,149)	223	(1,772)	1,517	-	(10,040)
Net income (loss)	$(90,899)	$(2,856)	$(1,691)	$267	$(2,471)	$2,942	$-	$(94,708)

($ in thousands)
Nine Months Ended Sept. 30, 2008:
Net interest income	$98,106	$27,855	$22,238	$60	$73	$(3,606)	$-	$144,726
Provision for loan losses	28,271	3,444	3,521	-	691	-	-	35,927
Net interest income after provision for loan losses	69,835	24,411	18,717	60	(618)	(3,606)	-	108,799
Securities gains (losses) and other valuation changes	(33,778)	(7,785)	(4,332)	-	-	15,557	-	(30,338)
Net loss on repossessed assets, bank premises	(59)	-	380	-	-	-	-	321
Noninterest income, excluding securities and fair value gains (losses)	9,099	1,557	4,511	8,252	597	673	(2,260)	22,429
Noninterest expense	(137,581)	(19,502)	(18,787)	(7,223)	(9,357)	(6,929)	2,260	(197,119)
Income (loss) before income taxes	(92,484)	(1,319)	489	1,089	(9,378)	5,695	-	(95,908)
Income tax expense (benefit)	(5,796)	(576)	64	517	(3,905)	1,939	-	(7,757)
Net income (loss)	$(86,688)	$(743)	$425	$572	$(5,473)	$3,756	$-	$(88,151)

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO
602-952-5445
or
INVESTOR CONTACT:
Dale Gibbons, CFO
702-252-6236